As filed with the Securities and Exchange Commission on October 7, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 6, 2022

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 1	BML PrG	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 2	BML PrH	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 4	BML PrJ	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 5	BML PrL	New York Stock Exchange
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange
Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due November 28, 2031 of BofA Finance LLC (and the guarantee of the Registrant with respect thereto)	BAC/31B	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK	BAC PrM	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL	BAC PrN	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.375% Non-Cumulative Preferred Stock, Series NN	BAC PrO	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.125% Non-Cumulative Preferred Stock, Series PP	BAC PrP	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series QQ	BAC PrQ	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.750% Non-Cumulative Preferred Stock, Series SS	BAC PrS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	Other Events.

On October 6, 2022, Bank of America Corporation (the “Corporation”) and certain wholly owned subsidiaries entered into an agreement with Ambac Assurance Corporation (together with its subsidiaries, “Ambac”) to resolve all pending Ambac lawsuits against the Corporation and its subsidiaries previously disclosed in the Corporation’s Annual Report on Form 10-K for the fiscal year ended 2021, and in prior U.S. Securities and Exchange Commission (“SEC”) reports. As disclosed in those filings, the pending lawsuits, with damages claims of more than $3 billion, were brought by Ambac against Countrywide entities and other legacy entities related to bond insurance policies that Ambac provided before the 2008 financial crisis. Under the terms of the agreement, in exchange for the Corporation’s payment of $1.84 billion to Ambac (the “Settlement Payment”), Ambac, among other things, will (i) cause all pending litigation between the parties to be dismissed with prejudice, and (ii) release the Corporation and its subsidiaries from all outstanding claims related to Ambac’s issuance of bond insurance policies for certain of the Corporation’s and legacy entities’ securitized pools of residential mortgage loans.

The Corporation previously accrued for certain amounts of the Settlement Payment. As a result of the previous accruals and in consideration of the Settlement Payment, the Corporation expects to incur a pre-tax expense in the third quarter of 2022 of approximately $354 million, or $0.03 per share on an after tax basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: October 7, 2022